EXHIBIT 99.1

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Provides Fiscal 2019 Results

•Fiscal 2019 Revenue of $626.3 million

•Fiscal 2019 Adjusted EBITDA of $23.9 million

•Fiscal 2019 Free Cash Flow of $1.0 million, an improvement of $20.4 million from 2018

GREENVILLE, Wis., April 6, 2020 – School Specialty, Inc. (OTCQB: SCOO) (“School Specialty”, “SSI” or “the Company”), a leading provider of innovative products and solutions that support integrated learning environments for improved student social, emotional, mental and physical well-being, today provided results for its fiscal fourth quarter and fiscal year ended December 28, 2019.

Ryan Bohr, Executive Vice President and Chief Operating Officer, stated, “The core takeaways from our 2019 performance are that we delivered very effectively for our customers during the back-to-school season and successfully executed pricing and business strategies that had begun to steadily improve our margins in the second half of the year and position us for growth.  Success in these areas had contributed to an exceptionally strong start to 2020 however this was curtailed by the global COVID-19 pandemic.”  Mr. Bohr further stated, “The health of our employees, suppliers and customers is a priority for us and we have focused on safeguarding and supporting their well-being during this challenging time by enabling substantially all of our team to work remotely and implementing additional sanitation and distancing measures in our fulfillment centers. As we adapt to this unprecedented and fluid situation, we have also taken important steps to scale back our cost structure.  We remain operational as an essential business and available to support the needs of our districts, educators and students across the country. When schools start to take the steps necessary to prepare for the 2020/21 school year and School Specialty fully intends to be there to support them.”

Mr. Bohr concluded, “With the additional complexities of the COVID-19 situation, our process to address our capital structure is exclusively focused on discussions with our current senior secured lenders.  We have recently executed amendments and forbearance extensions that enable those discussions to continue.  While we do not expect those discussions to result in a transaction that provides meaningful value to our shareholders, we do currently expect we will arrive a transaction that will improve our liquidity position and allow our Company to continue as a going concern.”

Fiscal 2019 Results

•Revenue was $626.3 million for the fiscal year ended December 28, 2019, as compared to $673.5 million in fiscal 2018, representing a decrease of 7.0%. Fiscal fourth quarter 2019 revenue of $91.0 million was down 20.6% compared to the prior year period; however, the impact of prior year fulfillment center issues resulted in delaying over $10.0 million of shipments from Q3 into Q4 2018.  With the strong operational performance in 2019, the fourth quarter of 2019 did not experience a shift in shipment timing.  Weaker orders in November and December also contributed to the year-over-year revenue decreases in Q4 2019 across all product categories.  A portion of the revenue decline experienced in the fiscal year and the fourth quarter can be attributed to decisions not to pursue certain large, low-margin Supply and Furniture revenue opportunities.

•The Company reported a gross profit margin for the year ended December 28, 2019 of 33.2% as compared to 33.9% reported in 2018. Fourth quarter 2019 gross profit margin was 32.5% compared to 31.5% in the prior year period.

oWe have seen consistent improvement in year-over-year gross margin trends throughout fiscal 2019, particularly in our Supplies and Furniture product categories.  Supplies gross margin was up approximately 50 bps YOY for full year 2019 and up 350 bps YOY in the fourth quarter of 2019 compared to the prior year’s fourth quarter.  Furniture gross margin was up approximately 110 bps for full year 2019 and up 230 bps in Q4 2019.

•Selling, general and administration (“SG&A”) expenses were $217.9 million for the year ended December 28, 2019, which represents a $4.2 million decrease year-over-year.  Excluding incremental restructuring costs in SG&A, SG&A expenses declined by $14.3 million year-over-year, reflecting a continued focus on lowering fixed expenses throughout the Company. SG&A for the fiscal fourth quarter 2019 of $50.5 million was down $1.1 million, or 2.2% below the comparable prior year period. Excluding incremental fourth quarter restructuring costs in SG&A, SG&A expenses declined by $5.7 million, or 11.2%, compared to the fourth quarter of 2018.

•The Company reported adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of approximately $23.9 million for the year ended December 28, 2019 compared to $35.1 million in the year ended December 29, 2018.  Approximately $7.3 million of the decrease related to our Agendas product category.  The Agendas product category generated negative EBITDA of approximately $5.3 million in 2019 and the Company exited the product line at the end of 2019.  Fourth quarter Adjusted EBITDA in 2019 was -$9.9 million as compared to -$8.4 million in the prior year fourth quarter.

•Free cash flow in 2019 was $1.0 million as compared to -$19.4 million in 2018.  The successful normalization of working capital provided $18.0 million of positive cash flow impact in 2019 as compared to working capital providing a negative cash flow impact of $17.8 million in 2018. Reduced capital expenditures and product development expenditures contributed an additional $3.8 million free cash flow improvement.  These year-over-year improvements to free cash flow were partially offset by $11.2 million of lower EBITDA in 2019, $10.2 million of incremental restructuring and restructuring-related costs and $2.2 million of incremental cash interest in 2019.

School Specialty will be hosting a teleconference and webcast on Tuesday, April 7, 2020 at 9:00 a.m. ET to discuss its results and outlook. Speaking from management will be Michael C. Buenzow, Interim President and Chief Executive Officer; Ryan M. Bohr, Executive Vice President and Chief Operating Officer; and Kevin L. Baehler, Executive Vice President and Chief Financial Officer.

Conference Call Information

Toll-free number: 844-882-7832 / International number: 574-990-9706 / Conference ID: 7689336

Replay number: 855-859-2056 / International replay number: 404-537-3406 / Conference ID: 7689336

Interested parties can also participate on the webcast by visiting the Investor Relations section of School Specialty’s website at http://investors.schoolspecialty.com. For those who are unable to participate on the live conference call and webcast, a replay will be available approximately one hour after the completion of the call.

About School Specialty, Inc.

School Specialty is a leading provider of educational products and services to the Pre-K- 12th grade market in the U.S. and Canada. The company designs, manufactures and distributes a broad assortment of furniture & equipment, educational technology, general and specialty classroom supplies, facility supplies, safety and security products, and core and supplemental curriculum for science, math and English language arts. These include trusted national brands, as well as well-recognized proprietary brands, like Sax art products, Childcraft furniture and FOSS Science Curriculum. School Specialty also provides expert guidance, design services and professional development within the categories we support. At its core, School Specialty is a purpose-driven organization. Everything offered, from crayons to curriculum to complete learning environments, is designed to support educators, raise student outcomes and ultimately, transform more than classrooms.

School Specialty serves the U.S. and Canada through a comprehensive network of distribution centers powered by a multi-channel approach. For more information, visit  https://corporate.schoolspecialty.com/ or connect with us on Facebook, Twitter, Instagram, and Pinterest. Find ideas, resources and inspiration by visiting our blog: https://blog.schoolspecialty.com/.

Statement Concerning Forward-Looking Information

Any statements made in this press release about School Specialty’s future financial condition, results of operations, expectations, plans, or prospects the information regarding our Fiscal 2019 financial performance and business objectives outlook, constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," “projects,” “should,” "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the risk factors described in Item 1A of School Specialty's Form 10-K for the fiscal year ended December 28, 2019, which risk factors are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA represents net income (loss) adjusted for: provision for (benefit from) income taxes; purchase accounting deferred revenue adjustments; restructuring costs; restructuring-related costs included in SG&A; impairment charges; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from asset sales; unrealized foreign exchange gains and losses; other; changes in working capital; Cash Interest and Cash Taxes.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial measures provide useful supplemental information for investors regarding trends and performance of our ongoing operations and is useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, (iv) evaluate trends in our business, (v) evaluate our ability to generate cash and improve liquidity, and (vi) assess the Company’s ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA and Free Cash Flow do not represent, and should not be considered, an alternative to net income or operating income, or an alternative to cashflow from operations, as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies.

Company Contacts

Ryan Bohr, EVP and Chief Operating OfficerKevin Baehler, EVP and Chief Financial Officer

Ryan.bohr@schoolspecialty.comKevin.baehler@schoolspecialty.com

Tel: 920-882-5868Tel: 920-882-5882

Investor and Media Relations Contact

Mark Barbalato – FTI Consulting

Mark.barbalato@fticonsulting.com

Tel: 212-850-5707

SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Thousands, Except Share and Per Share Amounts)

	December 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,077	$1,030
Accounts receivable, less allowance for doubtful accounts	61,718	77,888
Inventories, net	71,424	90,061
Prepaid expenses and other current assets	17,956	15,763
Refundable income taxes	431	1,019
Total current assets	153,606	185,761
Property, plant and equipment, net	27,429	31,902
Operating lease right-of-use asset	14,768	-
Goodwill	-	4,580
Intangible assets, net	24,733	33,306
Development costs and other	13,740	14,807
Deferred taxes long-term	466	320
Total assets	$234,742	$270,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities - long-term debt	$145,194	$30,352
Current operating lease liability	4,886	-
Accounts payable	24,011	41,277
Accrued compensation	8,929	7,302
Contract liabilities	7,006	5,641
Accrued royalties	1,992	2,678
Other accrued liabilities	13,439	11,379
Total current liabilities	205,457	98,629
Long-term debt - less current maturities	-	103,583
Opearting lease liability	10,008	-
Other liabilities	493	1,101
Total liabilities	215,958	203,313

Stockholders' equity:
Preferred stock, $0.001 par value per share, 500,000
shares authorized; none outstanding	-	-
Common stock, $0.001 par value per share, 50,000,000 shares authorized;
7,025,219 and 7,000,000 shares issued and outstanding, respectively	7	7
Capital in excess of par value	125,793	125,072
Treasury stock, at cost 5,145; 0 and 0 shares, respectively	(34)	-
Accumulated other comprehensive loss	(1,797)	(2,079)
Accumulated deficit	(105,185)	(55,637)
Total stockholders' equity	18,784	67,363
Total liabilities and stockholders' equity	$234,742	$270,676

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Revenues	$ 91,020	$114,613	$626,073	$ 673,452
Cost of revenues	61,471	78,467	418,475	444,937
Gross profit	29,549	36,146	207,598	228,515
Selling, general and administrative expenses	50,505	51,615	217,921	222,168
Impairment charge	-	22,262	4,863	22,262
Facility exit costs and restructuring	391	1,314	2,681	2,463
Loss on asset sold	4,089	-	4,089	-
Operating income (loss)	(25,436)	(39,045)	(21,956)	(18,378)
Other expense:
Interest expense	5,591	4,197	20,519	15,548
Loss on early extinguishment of debt	8,032	-	8,032	-
Change in fair value of derivatives	(1,238)	-	82	-
Income (loss) before benefit from income taxes	(37,821)	(43,242)	(50,589)	(33,926)
Provision for (benefit from) income taxes	(1,240)	(4,605)	(1,041)	4,815
Net income (loss)	$ (36,581)	$ (38,637)	$ (49,548)	$ (38,741)

Weighted average shares outstanding:
Basic	7,025	7,000	7,016	7,000
Diluted	7,025	7,000	7,016	7,000

Net Loss per Share:
Basic	$ (5.21)	$ (5.52)	$ (7.06)	$ (5.53)
Diluted	$ (5.21)	$ (5.52)	$ (7.06)	$ (5.53)

	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Adjusted Earnings before interest, taxes, depreciation,
amortization, change in value of derivatives, restructuring
and impairment charges (EBITDA) reconciliation:
Net income (loss)	$ (36,581)	$ (38,637)	$ (49,548)	$ (38,741)
Provision for (benefit from) income taxes	(1,240)	(4,605)	(1,041)	4,815
Purchase accounting deferred revenue adjustment	-	17	-	732
Loss on early extinguishment of debt	8,032	-	8,032	-
Loss on asset sold	4,089	-	4,089	-
Impairment charge	-	22,262	4,863	22,262
Restructuring costs	391	1,314	2,681	2,463
Restructuring-related costs incl in SG&A	5,085	456	12,468	2,458
Change in fair value of derivatives	(1,238)	-	82	-
Depreciation and amortization expense	4,797	4,310	17,915	17,917
Amortization of development costs	994	1,412	4,465	5,602
Net interest expense	5,591	4,197	20,519	15,548
Stock-based compensation	182	842	(589)	2,020
Adjusted EBITDA	$ (9,898)	$ (8,432)	$ 23,936	$ 35,076